Exhibit 99.3

Internet Acquisition Announces Purchase Like A Pro Sweepstakes

Wednesday March 7, 4:05 pm ET

HUNTERTOWN, IN--(MARKET WIRE)--Mar 7, 2007 -- Internet Acquisition Group, Inc. (OTC BB:IAGR.OB - News) announced today that the Company is holding an online sweepstakes promotion entitled 'The Internet Acquisition Group Purchase Like A Pro Sweepstakes.' The Grand Prize Winner will receive $2,000 towards purchasing services of their choice from Internet Acquisition Group, Inc. Official Rules are located on the Company's website at http://www.iagcompany.com

The Sweepstakes will begin at 4:05pm (E.S.T.) on Wednesday, March 7, 2007 and all entries must be received prior to the contest end by 6pm (E.S.T.) on Wednesday, April 18, 2007 (the "Sweepstakes Period"). Multiple entries are allowed, but only one entry per individual per day (based on E.S.T.) is allowed. Entries must be received on the official registration page on the Internet Acquisition website which can be located at http://www.iagcompany.com. All entries require completion of all of the required information and following all instructions and then submitting your entry. (Official Rules are located on the Company's website at http://www.iagcompany.com)

Matt Lettau, CEO of Internet Acquisition Group, stated, "I believe that the sweepstakes will be a very cost-effective means of marketing and gaining additional exposure for the company. There are numerous individuals who participate in online sweepstakes every day. Additionally there are websites that are dedicated to listing online sweepstakes promotions and it is hoped that our contest will gain exposure on those websites as well. It is hoped that the sweepstakes will assist the Company to build additional name recognition and that those individuals that visit the Company website will become more familiar with the business of Internet Acquisition Group and the services that we offer."

About Internet Acquisition Group, Inc. (OTC BB:IAGR.OB - News) -- Internet Acquisition Group, Inc. is a publicly traded company trading on the OTC Bulletin Board under the symbol IAGR. IAGR specializes in professional purchasing management so that its clients can focus on the operations of their businesses. Specifically, IAGR assists clients by purchasing goods and services specific to their needs and managing these services along with working to provide discounted prices on many products and services. For more information about Internet Acquisition Group, Inc., please visit the Company's website at http://www.iagcompany.com.

This press release may contain certain "forward-looking statements" as defined under U.S. federal securities laws. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "establish," "project" and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from IAGR's historical experience and its present expectations or projections. These risks include, but are not limited to its ability to develop operations; its ability to increase its client base; actual revenues produced by the sale of its products; ability to capture market share; the effectiveness of advertising and marketing programs; its ability to consummate and complete an acquisition of goods; the establishment of relationships with vendors; its access to future capital; government regulation; managing and maintaining growth; the effect of adverse publicity, litigation, competition, sales and other factors that may be discussed in IAGR's filings with the SEC, including its Annual Report on Form 10-KSB, Quarterly Reports on Form 10-QSB, and Current Reports on Form 8-K, which reports are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. IAGR undertakes no obligation to publicly update or revise any forward-looking statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

This press release is provided for information purposes only and is not intended to constitute an offer to sell or a solicitation of an offer to buy securities.

Contact:

Contact:
Internet Acquisition Group, Inc.
Matt Lettau
260-385-0338
info@iagcompany.com